UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 7, 2025
THE E.W. SCRIPPS COMPANY
(Exact name of registrant as specified in its charter)

Ohio	001-10701	31-1223339
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street
Cincinnati,	Ohio	45202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 977-3000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SSP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

THE E.W. SCRIPPS COMPANY
INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page

1.01	Entry Into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	3

Item 1.01 Entry Into a Material Definitive Agreement

On July 7, 2025, The E.W. Scripps Company (“Scripps”) entered into agreements with Gray Media, Inc. (“Gray”), to swap television stations across five markets. Scripps will acquire Gray’s KKTV (CBS) in Colorado Springs, Colorado; KKCO (NBC) and low power station KJCT-LP (ABC) in Grand Junction, Colorado; and KMVT (CBS) and low power station KSVT-LD (Fox) in Twin Falls, Idaho. Gray will be acquiring Scripps’ WSYM (Fox) in Lansing, Michigan, and KATC (ABC) in Lafayette, Louisiana.

The swap involves the even exchange of comparable assets. As a result, neither company will pay cash consideration to the other. The transaction, pending regulatory and other approvals, is expected to close in the fourth quarter of 2025.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description of Item

99.1	Press release dated July 7, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Daniel W. Perschke
Daniel W. Perschke
Senior Vice President, Controller
(Principal Accounting Officer)
Dated: July 7, 2025
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